UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Amendment to CEO Employment Agreement

As previously reported, Mr. Michael E. McGrath, Chief Executive Officer and President of the Company, entered into an Employment Agreement with the Company (the “Employment Agreement”), dated as of February 27, 2005. As previously reported, on October 18, 2005, the Company’s Board of Directors and Mr. McGrath mutually agreed to the renewal of the Employment Agreement for one successive year commencing on January 1, 2007 and ending on December 31, 2007. Mr. McGrath entered into an amendment to the Employment Agreement with the Company regarding such renewal on Oct. 25, 2005. Pursuant to such amendment, the Compensation Committee of the Board of Directors also granted Mr. McGrath an option to purchase 700,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.00025 (the “Common Stock”) under the Company’s 1995 Stock Option/Stock Issuance Plan (the “Stock Option Plan”).

Pursuant to the Stock Option Plan, the Company may grant to any employee an option to purchase up to one million shares of the Company’s Common Stock in such employee’s initial year of employment with the Company (the “Initial Year Limitation”).

Subsequent to the grant to Mr. McGrath of the 700,000 Option Shares, the Company recognized that the grant of 700,000 Option Shares exceeded the Initial Year Limitation by 220,000 Option Shares. As such, on January 24, 2006, the Compensation Committee of the Board of Directors cancelled 220,000 of the 700,000 Option Shares. On February 1, 2006, the Company and Mr. McGrath entered into an amendment to his Employment Agreement reflecting such cancellation.

Payment of CEO Cash Bonus for 2005 Performance and Establishing CEO Cash Bonus for 2006

The Compensation Committee of the Board of Directors of the Company approved the payment to Mr. McGrath of a bonus for 2005 performance of $600,000. The Compensation Committee also established a maximum cash bonus potential for 2006 of $600,000. The performance goals and business criteria for the 2006 potential bonus are based on the achievement by the Company of certain financial metrics regarding the Company’s bookings, revenue and pro-forma operating income (without contract revenue). In addition, the criteria for the 2006 potential bonus includes the achievement of certain qualitative strategic goals, regarding financial/enterprise strength, employee engagement and executive development

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Second Amendment to Employment Agreement, dated as of February 1, 2006, between the Company and Michael E. McGrath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President and Chief Financial Officer

Dated: February 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement, dated as of February 1, 2006, between the Company and Michael E. McGrath